                                                                     EXHIBIT 1.1



                             MAC-GRAY CORPORATION

                               0,000,000 SHARES*

                                 COMMON STOCK
                               ($.01 PAR VALUE)

                            UNDERWRITING AGREEMENT
                            ----------------------


                                                            New York, New York
                                                            __________, 1997


SALOMON BROTHERS INC
SMITH BARNEY INC.
As Representatives of the several Underwriters
c/o SALOMON BROTHERS INC
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

     Mac-Gray Corporation, a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 0,000,000 shares of Common Stock, $.01 par value ("Common Stock") of the Company (the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to 000,000 additional shares of Common Stock (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). For good and valuable consideration and intending to be legally bound hereby, each of the Company's direct, wholly-owned operating subsidiaries, Sun Services of America, Inc., Mac-Gray Services, Inc. and R. Bodden Coin-Op-Laundry, Inc. (each an "Operating Subsidiary" and collectively the "Operating Subsidiaries"), have become parties to this Agreement.

     1.  Representations and Warranties.  The Company and the Operating
         ------------------------------
Subsidiaries, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof. The following representations, warranties and agreements shall be deemed to apply to each Subsidiary (as defined in Section 14) of the Company, unless the context does not permit.

         (a)  The Company has filed with the Securities and Exchange Commission
(the "Commission") a registration statement (File Number 333-     ) on Form S-1,
including a

__________________
*Plus an option to purchase from Mac-Gray Corporation up to 000,000 additional shares to cover over-allotments.

related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. Upon your request, but not without your agreement, the Company also will file a Rule 462(b) Registration Statement in accordance with Rule 462(b). To the extent applicable, the copies of the Registration Statement and each amendment thereto (including all exhibits filed therewith), any Preliminary Prospectus or Prospectus (in each case, as amended or supplemented) furnished to the Underwriters have been and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval System, except to the extent permitted by Regulation S-T.

          (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date and on any date on which shares sold in respect of the Underwriters' over-allotment option are purchased, if such date is not the Closing Date (the Closing Date and each such other date being referred to herein as a "Settlement Date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on each Settlement Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering
covered by the initial registration statement (File Number 333-      ). For
purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include the respective copies thereof filed with the Commission pursuant to EDGAR.

          (d) The accounting firm(s) whose report(s) appear in the Prospectus are independent certified public accountants as required by the Act and the rules thereunder. The financial statements and schedules (including the related notes) included in the Registration Statement, any Preliminary Prospectus or the Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles.

          (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole; and, except as described in the Prospectus, the Company holds all material licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in the Prospectus.

     (f) All of the outstanding shares of Common Stock have been, and the Securities, upon issuance and delivery and payment therefor in the manner herein described, will be, duly authorized, validly issued, fully paid and nonassessable. Other than as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's corporate charter, by-laws or other governing documents or any agreement or other instrument to which the Company is a party or by which it may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied and other than as described in the Prospectus, for or relating to the registration of any shares of Common Stock or other securities of the Company. The capitalization of the Company as of __________ is as set forth in the Prospectus and the Common Stock conforms to the description thereof contained in the Prospectus. All of the outstanding shares of capital stock of each Subsidiary (as defined in Section
14) of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

     (g) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the condition (financial or other), results of operations, business or prospects of the Company on a consolidated basis from the date as of which information is given in the Prospectus.

     (h) The Company is not, and would not be with the giving of notice or lapse of time or both, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result in a violation of, or constitute a default under, the corporate charter, by-laws or other governing documents of the Company, or any material agreement, indenture or other instrument to which the Company is a party or by which it is bound, or to which any of its properties is subject, nor will the performance by the Company of its obligations hereunder violate any existing law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company or any of its properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company, which would be material to the Company and its Subsidiaries taken as a whole. Except for permits and similar authorizations required under the Act and the securities or "Blue Sky" laws of certain jurisdictions and for such permits and authorizations as have been obtained, no consent, approval, authorization or order of any U.S. court, governmental agency or body or any financial institution is required in connection with the consummation by the Company of the transactions contemplated by this Agreement.

     (i) This Agreement has been duly authorized, executed and delivered by the Company.

     (j) The Company owns, or has valid rights to use, all items of real and personal property which are material to the business of the Company and its Subsidiaries taken as a whole, free and clear of all liens, encumbrances and claims which may materially interfere with the business, properties, financial condition or results of operations of the Company on a consolidated basis.

     (k) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company is a party or to which any property of the Company is subject or which is pending or, to the knowledge of the Company, contemplated against the Company that is required to be disclosed in the Prospectus and that is not so disclosed.

     (l) The Company is not in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject, which violation could have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company on a consolidated basis.

     (m) The Company owns or possesses adequate licenses or other rights to use all intellectual property rights, including patents, trademarks, service marks, trade names, copyrights or know-how, necessary to conduct its business as described or referred to in the Prospectus, and, except as disclosed in the Prospectus, the Company has not received any notice of infringement of or conflict with (and does not know of any such infringement of or conflict with) rights or claims of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how, that if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect upon the Company on a consolidated basis, and, except as disclosed in the Prospectus, all products or processes referred to in the Prospectus and relating to the business of the Company now conducted by it do not infringe upon or conflict with any right or patent, or with any discovery, invention, product or process which is the subject of any patent application known to the Company, in a manner which would materially and adversely affect the Company on a consolidated basis.

     (n) Neither the Company nor any Subsidiary of the Company has taken and none of such companies shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

     (o) The Securities have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

     2.  Purchase and Sale.
         -----------------

     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $______ per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 000,000 shares of the Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the Settlement Date. Delivery of certificates for the shares of Option Securities by the Company, and payment therefor to the Company, shall be made as provided in
Section 3 hereof. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

     3.  Delivery and Payment.  Delivery of and payment for the Underwritten
         --------------------
Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day prior to the Closing Date) shall be made at 10:00 AM, Eastern time, on __________, 1997, or such later date (not later than __________, 1997) as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in same day funds or by wire transfer of New York Clearing House bank same day funds. Delivery of the Underwritten Securities and the Option Securities shall be made at such location as the Representatives shall reasonably designate at least one Business Day in advance of the Closing Date and payment for such Securities shall be made at the office of Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full Business Days in advance of the Closing Date.

     The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date.

     If the option provided for in Section 2(b) hereof is exercised after the second Business Day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives, at Seven World Trade Center, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option), certificates for the Option Securities in such names and denominations as the Representatives shall have requested against payment of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in same day funds or by wire transfer of New York Clearing House bank same day funds. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the Settlement Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to
Section 6 hereof.

     4.  Offering by Underwriters.  It is understood that the several
         ------------------------
Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

     5.  Agreements.  The Company agrees with the several Underwriters that:
         ----------

     (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement, supplement to the Prospectus or any Rule 462(b) Registration Statement without your prior consent. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. Upon your request, the Company will cause the Rule 462(b) Registration Statement, completed in compliance with the Act and the applicable rules and regulations thereunder, to be filed with the Commission pursuant to Rule 462(b) and will provide evidence satisfactory to the Representatives of such filing. The Company will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus, any supplement thereto or any Rule 462(b) Registration Statement shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or any Rule 462(b) Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

     (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

     (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will furnish or cause to be furnished to the Representatives copies of all reports on Form SR required by Rule 463 under the Act. The Company will pay the expenses of printing or other production of all documents relating to the offering.

     (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

     (f) The Company will not, for a period of 180 days following the date of the Prospectus, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell Common Stock or grant stock options pursuant to any stock option or stock option plan in effect at the Execution Time in accordance with the terms thereof, and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time in accordance with the terms thereof. In addition, the Company will not permit any stock option permitted to be granted pursuant to the preceding sentence that is granted by it within 180 days after the date hereof to be exercised prior to the expiration of the 180-day period following the date of the Prospectus, without the prior written consent of Salomon Brothers Inc.

     6.  Conditions to the Obligations of the Underwriters.  The obligations of
         -------------------------------------------------
the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM Eastern time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM Eastern time on such date, or (ii) 12:00 Noon on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM Eastern time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) The Company shall have furnished to the Representatives the opinion of Goodwin, Procter & Hoar LLP, counsel for the Company, dated the applicable Settlement Date, to the effect that:

               (i) the Company and each of its Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of the respective jurisdictions in which they are organized, with the corporate power and authority to own their properties and conduct their businesses as described in the Prospectus, and are duly qualified to do business and in good standing in each jurisdiction in which they own or lease real property;

               (ii) the Company's authorized capital stock and outstanding capital stock is as set forth in the Prospectus under the caption "Description of Capital Stock"; the capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock"; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly authorized for listing, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; there are no preemptive or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any of the Securities pursuant to the Company's corporate charter, by-laws, other governing documents, or any agreement or other instrument known to such counsel to which the Company or a Subsidiary thereof is a party or by which the Company or a Subsidiary thereof may be bound or to which any of their respective properties is subject; and, to such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock except such as have been waived or satisfied; and all of the outstanding shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of any claim, lien, encumbrance or security interest known to such counsel;

               (iii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus under the caption "Business-- Legal Proceedings," and there is no franchise, contract or other document required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

               (iv) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and schedules and other financial, statistical and accounting information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

          (v) this Agreement has been duly authorized, executed and delivered by the Company;

          (vi) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except (a) such as have been obtained under the Act, (b) such as may be required under the blue sky and state securities laws of any jurisdiction applicable to the offering and sale of the Securities by the Underwriters and such as may be required for the clearance of the underwriting arrangements relating to such offering and sale with the NASD (as to which such counsel need express no opinion), and (c) such other approvals (specified in such opinion) as have been obtained; and

          (vii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or a Subsidiary or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or a Subsidiary is a party or bound or any judgment, injunction, order or decree known to such counsel to be applicable to the Company or a Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or a Subsidiary.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of any statement contained in the Registration Statement or the Prospectus (except for those statements referred to in the opinions expressed in the first two clauses of subsection (ii) above) and has made no independent check or verification thereof, such counsel shall state that on the basis of the foregoing, no facts have come to such counsel's attention that has led such counsel to believe that the Registration Statement, as of the date thereof, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements, financial statement schedules and other financial, accounting and statistical data included therein.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Massachusetts, the United States or the General Corporation Law of the State of Delaware, to the extent such counsel deems proper and as specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto.

     (c) The Representatives shall have received from Testa, Hurwitz & Thibeault, LLP, counsel for the Underwriters, such opinion or opinions, dated the applicable Settlement Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the applicable Settlement Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the applicable Settlement Date with the same effect as if made on the applicable Settlement Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the applicable Settlement Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company on a consolidated basis, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

     (e) At the Execution Time and at the applicable Settlement Date, Price Waterhouse LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the applicable Settlement Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

               (ii) they have read the minutes of the meetings of the stockholders, directors and committees of the Board of Directors of the Company and its Subsidiaries; have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited combined balance sheet as of June 30, 1997, the unaudited statements of operations, changes in stockholders' equity and cash flows for the six months ended June 30, 1997 and June 30, 1996 included in the Registration Statement and the Prospectus; and have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether such unaudited combined financial statements comply as to form, in all material respects, with the applicable accounting requirements of the Act and the related published rules and regulations; and that nothing came to their attention as a result of the foregoing procedures that caused them to believe that any material modifications should be made to such unaudited combined financial statements included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles or that such unaudited combined financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

               (iii) they have read the minutes of the meetings of the stockholders, directors and committees of the Board of Directors of the Company and its Subsidiaries; and have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether, with respect to the period subsequent to June 30, 1997, there were any changes, at a specified date not more than five Business Days prior to the date of the letter, in the long-term debt, cash, cash equivalents and temporary investments or capital stock of the Company or decreases in the total stockholders' equity of the Company or decreases in working capital of the Company, on a combined basis, as compared with the amounts shown on the June 30, 1997 combined balance sheet included in the Registration Statement and the Prospectus, or for the period from June 30, 1997, to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in revenues, operating income or in total or per share amounts of net income of the Company on a combined basis; and that nothing came to their attention that caused them to believe that there was any such change, increase or decrease, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

               (iv) they have read the information included in the Registration Statement and the Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation), and nothing has come to their attention that caused them to believe that such information is not in conformity with the applicable disclosure requirements of Regulation S-K;

               (v) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus agrees with the accounting records of the Company, excluding any questions of legal interpretation; and

               (vi) they have read the unaudited pro forma [specify financial statements] included in the Registration Statement and the Prospectus; inquired of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Act; and proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in such pro forma financial statements; and that nothing came to their attention as a result of such procedures that caused them to believe that such unaudited pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements (it being understood that such accountants may state that had they performed additional procedures or had they made an examination of such pro forma financial statements, other matter may have come to their attention that would have been reported to you).

     References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

     The Representatives shall have also received from Price Waterhouse LLP a letter stating that the Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the financial statements of the Company (sometimes referred to as a "No Material Weakness Letter").

     (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company the effect of which, in any case referred to in clause
(i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

     (g) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and each holder of one percent (1%) or more of any class of the outstanding capital stock of the Company addressed to the Representatives, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by such person or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 180 days following the Execution Time without the prior written consent of Salomon Brothers Inc, other than shares of Common Stock disposed of as bona fide gifts.

     (h) Prior to the applicable Settlement Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the applicable Settlement Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of Testa, Hurwitz & Thibeault, LLP, , counsel for the Underwriters, at 125 High Street, Boston, Massachusetts, on the applicable Settlement Date.

     7.  Reimbursement of Underwriters' Expenses.  If the sale of the Securities
         ---------------------------------------
provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Operating Subsidiaries will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     8.  Indemnification and Contribution.  (a)  The Company and the Operating
         --------------------------------
Subsidiaries, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Securities Exchange Act of 1934 (the "Exchange Act") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement made by the Company or the Operating Subsidiaries in Section 1 hereof,
(ii) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Operating Subsidiaries shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly or indirectly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company and the Operating Subsidiaries will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein and (ii) with respect to any untrue statement or omission of a material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter (or any of the directors, officers, employees and agents of such Underwriter or any controlling person of such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstances where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Underwriters, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Company or the Operating Subsidiaries may otherwise have.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus, and you, as the Representatives, confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Operating Subsidiaries, on the one hand, and the Underwriters on the other agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Operating Subsidiaries on the one hand and the Underwriters on the other shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Subsidiaries on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Operating Subsidiaries shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company (or the Operating Subsidiaries) or the Underwriters. The Company, the Operating Subsidiaries and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9.  Default by an Underwriter.  If any one or more Underwriters shall fail
         -------------------------
to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10.  Termination.  This Agreement shall be subject to termination in the
          -----------
absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either the New York Stock Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal, New York State or Massachusetts authorities or

(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

     11.  Representations and Indemnities to Survive.  The respective
          ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12.  Notices.  All communications hereunder will be in writing and
          -------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or faxed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048, attention: Legal Department; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 22 Water Street, Cambridge, Massachusetts 02141, attention of Stewart G. MacDonald.

     13.  Successors.  This Agreement will inure to the benefit of and be
          ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14.  Definitions. For purposes of this Agreement, (a) "Business Day" means
          -----------
any day on which the New York Stock Exchange is open for trading and (b) "Subsidiary" and "Significant Subsidiary" have the meanings set forth in Rule 405 under the Act.

     15.  APPLICABLE LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN
          --------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.



                  [Remainder of page intentionally left blank]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Operating Subsidiaries and the several Underwriters.

                                   Very truly yours,

                                   Mac-Gray Corporation

                                   By:____________________________________
                                   Name:
                                   Title:

                                   Mac-Gray Services, Inc.

                                   By:____________________________________
                                   Name:
                                   Title:

                                   Sun Services of America, Inc.

                                   By:____________________________________
                                   Name:
                                   Title:

                                   R. Bodden Coin-Op-Laundry, Inc.

                                   By:____________________________________
                                   Name:
                                   Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc
Smith Barney Inc.

By:  Salomon Brothers Inc

By:__________________________
Name:
Title:
For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                                                       EXHIBIT A


                              Mac-Gray Corporation
                        Public Offering of Common Stock


                                              __________, 1997


Salomon Brothers Inc
Smith Barney Inc.
As Representatives of the several Underwriters
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Mac-Gray Corporation, a Delaware corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company.

     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by the undersigned or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days following the day on which the Underwriting Agreement is executed without the prior written consent of Salomon Brothers Inc, other than shares of Common Stock disposed of as bona fide gifts (which shall remain subject to this Agreement).

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                    Yours very truly,

                                    [Signature of officer, director or major shareholder]

                                    [Name and address of officer, director or major shareholder]

                                                                      SCHEDULE I

                                                          Number of Shares of
                                                        Underwritten Securities
Underwriters                                                To Be Purchased
------------                                            -----------------------
Salomon Brothers Inc..............................
Smith Barney Inc..................................




TOTAL.............................................              ========